EXHIBIT 10.48

ARDEN REALTY LIMITED PARTNERSHIP

PROMISSORY NOTE

            Los Angeles, California

                                                 , 2001

          FOR VALUE RECEIVED, the undersigned,             , an individual (“Borrower”), promises to pay to Arden Realty Limited Partnership, a Maryland limited partnership (“Lender”) the principal amount of              Dollars ($            ), with interest from the date hereof on the unpaid principal balance under this Note at the rate of             % per annum (on the basis of a 365–day year and the actual number of days elapsed).

          1.    Maturity Date.    The unpaid principal balance of this Note, together with accrued and unpaid interest thereon shall be due and payable on             . The unpaid principal balance of this Note, together with accrued and unpaid interest thereon, shall be due and payable within one hundred eighty (180) days following the termination of Borrower’s employment with Lender for any reason, other than death or Disability (as defined below).

          2.    Interest Payments.    Accrued interest shall be paid to Lender on              and              each year. Interest payments shall continue until the principal amount hereunder has been repaid in full or this Note is otherwise terminated.

          3.    Forgiveness Upon Death or Disability.    Notwithstanding anything in this Note to the contrary, one hundred percent (100%) of the unpaid principal balance of this Note, together with accrued and unpaid interest thereon, shall be forgiven immediately upon the Borrower’s death or Disability (as defined below). Lender shall be entitled to forgive all or a portion of the unpaid principal balance of this Note, together with accrued and unpaid interest thereon, at any time.

          “Disability” shall mean a physical or mental incapacity as a result of which Borrower becomes unable to continue the proper performance of Borrower’s duties hereunder for six (6) consecutive calendar months or for shorter periods aggregating one hundred eighty (180) business days in any twelve (12) month period, but only to the extent that such definition does not violate the Americans with Disabilities Act.

          4.    Payment Mechanics.    All payments under this Note shall be made to Lender or its order, in lawful money of the United States of America and in immediately available funds delivered to Lender at the offices of Lender at its then principal place of business or at such other place as Lender or any holder hereof shall designate in writing for such purpose from time to time. If a payment under this Note otherwise would become due and payable on a Saturday, Sunday or legal holiday, the due date thereof shall be extended to the next day which is not a Saturday, Sunday or legal holiday, and interest shall be payable thereon during such extension. All amounts due under this Note shall be payable without defense, set off or counterclaim.

          5.    Application of Payments.    Each payment under this Note shall be applied in the following order: (i) to the payment of costs and expenses provided for under this Note; (ii) to the payment of accrued and unpaid interest; and (iii) to the payment of outstanding principal. Lender and each holder hereof shall have the continuing and exclusive right to apply or reverse and reapply any and all payments under this Note.

          6.    Prepayments.    This Note may be prepaid in whole or in part at any time, after five (5) days written notice of Borrower’s intention to make any such prepayment, which notice shall specify the date and amount of such prepayment. The written notice of Borrower to make a prepayment under this Note shall create an obligation of Borrower to pay the amount specified on the date specified in such notice. Any prepayment shall be without premium or penalty except that interest shall be paid to the date of payment on the principal amount prepaid. Any partial principal prepayment under this Note shall be applied against the installments of principal due under this Note in the reverse order of their maturity, with no change in the required principal amount of the monthly installments due under this Note prior to those installments prepaid in whole or in part. Interest, however, shall be computed on the principal balance due after deducting the principal portion of such prepayment.

          7.    Defaults.    Upon the occurrence of a default under this Note, including, without limitation, failure to make any principal or interest payment by the stated maturity (whether by acceleration, notice of prepayment or otherwise) for such payment, interest shall thereafter accrue on the entire unpaid principal balance under this Note, including without limitation any delinquent interest which has been added to the principal amount due under this Note pursuant to the terms hereof, at the rate set forth herein plus one percent (1%) per annum (on the basis of a 365-day year and the actual number of days elapsed). In addition, upon the occurrence of a default under this Note, the holder of this Note may, at its option, without notice to or demand upon Borrower or any other party, declare immediately due and payable the entire principal balance hereof together with all accrued and unpaid interest thereon, plus any other amounts then owing pursuant to this Note, whereupon the same shall be immediately due and payable. On each anniversary of the date of any default under this Note and while such default is continuing, all interest which has become payable and is then delinquent shall, without curing the default under this Note by reason of such delinquency, be added to the principal amount due under this Note, and shall thereafter bear interest at the same rate as is applicable to principal, with interest on overdue interest to bear interest, in each case to the fullest extent permitted by applicable law, both before and after default, maturity, foreclosure, judgment and the filing of any petition in a bankruptcy proceeding. In no event shall interest be charged under this Note which would violate any applicable law.

          8.    Full Recourse.    THIS NOTE IS A FULL RECOURSE PROMISSORY NOTE. Borrower hereby agrees that Lender, or any other holder of the Note in enforcing its rights and remedies hereunder and under any other documents and instruments executed by Borrower in connection herewith, shall have recourse to, and the right to proceed against, Borrower personally and any of its assets for any obligation, covenant or agreement of any kind whatsoever, in an amount equal to the unpaid principal amount of the Note.

          9.    Rights and Remedies Cumulative.    Nothing herein shall be deemed to limit the rights of Lender under this Note, all of which rights and remedies are cumulative.

          10.    Amendments; Waivers.    No waiver or modification of any of the terms of this Note shall be valid or binding unless set forth in a writing specifically referring to this Note and signed by a duly authorized officer of Lender or any holder of this Note, and then only to the extent specifically set forth therein.

          11.    Attorneys’ Fees.    If any default occurs in any payment due under this Note, Borrower and all guarantors and endorsers hereof, and their successors and assigns, promise to pay all costs and expenses, including attorneys’ fees, incurred by each holder hereof in collecting or attempting to collect the indebtedness under this Note, whether or not any action or proceeding is commenced. None of the provisions hereof and none of the holder’s rights or remedies under this Note on account of any past or future defaults shall be deemed to have been waived by the holder’s acceptance of any past due installments or by any indulgence granted by the holder to Borrower.

          12.    Waivers.    Borrower and all guarantors and endorsers hereof, and their successors and assigns, hereby waive presentment, demand, diligence, protest and notice of every kind, and agree that they shall remain liable for all amounts due under this Note notwithstanding any extension of time or change in the terms of payment of this Note granted by any holder hereof, any change, alteration or release of any property hereafter securing the payment hereof or any delay or failure by the holder hereof to exercise any rights under this Note. Borrower and all guarantors and endorsers hereof, and their successors and assigns, hereby waive the right to plead any and all statutes of limitation as a defense to a demand under this Note to the full extent permitted by law.

          13.    Binding Effect.    This Note shall inure to the benefit of Lender, its successors and assigns and shall bind the heirs, executors, administrators, successors and assigns of Borrower. Each reference herein to powers or rights of Lender shall also be deemed a reference to the same power or right of such assignees, to the extent of the interest assigned to them.

          14.    Provisions Severable.    In the event that any one or more provisions of this Note shall be held to be illegal, invalid or otherwise unenforceable, the same shall not affect any other provision of this Note and the remaining provisions of this Note shall remain in full force and effect.

          15.    Governing Law.    This Note shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the principles thereof relating to conflicts of law; provided, that Lender and each holder hereof reserves any and all rights it may have under federal law, including without limitation those relating to the charging of interest.

[Signature Page Follows]

          IN WITNESS WHEREOF, Borrower and Lender have caused this Note to be duly executed the day and year first above written.

Acknowledged and Agreed:

ARDEN REALTY LIMITED PARTNERSHIP

By:	ARDEN REALTY, INC.,
a Maryland corporation
Its: Sole General Partner

By	:
Na	me:
Tit	le:

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